Exhibit 99.1

Newbury Street II Acquisition Corp. Announces the Separate Trading of its Class A Ordinary Shares and
Warrants, Commencing December 27, 2024

Boston, MA, December 26, 2024 – Newbury Street II Acquisition Corp. (NASDAQ: NTWOU, the “Company”) announced today that, commencing on December 27, 2024, holders of the units sold in the Company’s initial public offering may elect to separately trade shares of the Company’s Class A ordinary shares and warrants included in the units. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The Class A ordinary shares and warrants that are separated will trade on The Nasdaq Stock Market LLC under the symbols “NTWO” and “NTWOW,” respectively. Those units not separated will continue to trade on The Nasdaq Stock Market LLC under the symbol “NTWOU”. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

The units were initially offered by the Company in an underwritten offering. BTIG, LLC acted as the sole book-running manager of the offering.

A registration statement relating to these securities were declared effective by the Securities and Exchange Commission on October 31, 2024. The offering was made only by means of a prospectus, copies of which may be obtained by contacting BTIG, LLC, 65 E. 55th Street, New York, New York 10022.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Newbury Street Acquisition Corporation

The Company is a special purpose acquisition company (“SPAC”) whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is sponsored by Newbury Street II Acquisition Sponsor LLC. The Company is led by Thomas Bushey, Chief Executive Officer. The Company’s directors include Matthew Hong, Jennifer Vescio, Josh Gold and Ted Seides. The Company’s Chief Financial Officer is Jake Gudoian.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Investor Contact

Newbury Street II Acquisition Corp.
info@NewburyStreetII.com
(617) 334-2805